VIEMED HEALTHCARE ANNOUNCES 2019 RECORD FINANCIAL RESULTS

Lafayette, Louisiana (March 3, 2020) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (TSX: VMD.TO and NASDAQ:VMD), a home medical equipment supplier that provides post-acute respiratory care services in the United States, announced today that it has reported its financial results for the three months and year ended December 31, 2019.

Operational highlights (all dollar amounts are USD):

•
As previously disclosed, the Company now presents revenue net of bad debt expense. Net revenues for the quarter ended December 31, 2019 were $21.4 million, an increase of 30% over revenue less bad debt expense reported for the comparable quarter ended December 31, 2018. Net revenues for the year ended December 31, 2019 were approximately $80.3 million, an increase of 38% over revenue less bad debt expense reported for the prior year. Quarterly results for 2019 have been reconciled for this new presentation in Note 13 to the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

•
The Company grew its active ventilator patient base for the quarter ended December 31, 2019 by approximately 31% as compared to the prior year’s comparable quarter and 5% over the third quarter of 2019.

•
Net income for the quarter ended December 31, 2019 totaled approximately $2.4 million, a 20% decrease as compared to the quarter ended December 31, 2018. Net income for the year ended December 31, 2019 totaled approximately $8.5 million, a 10% decrease as compared to the year ended December 31, 2018.

•
Adjusted EBITDA for the quarter ended December 31, 2019 totaled approximately $5.6 million, a Company record and a 14% increase as compared to the quarter ended December 31, 2018. Adjusted EBITDA for the year ended December 31, 2019 increased 15% as compared to the year ended December 31, 2018. A reconciliation of reported non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures can be found in the tables accompanying this press release.

•
The Company expects to generate net revenues of approximately $21.8 million to $22.8 million during the first quarter of 2020. The mid-point of the revenue guidance represents a 23% increase over net revenues the quarter ended March 31, 2019.

“I am once again proud of our team for posting another record year for revenues and Adjusted EBITDA,” said Casey Hoyt, Viemed's CEO. “While the financial results are impressive, I am equally as pleased with the continued development of our internal platform to accommodate additional growth in the future of our business. We continue to invest in programs that are focused on the best care for our patients, and that mission is designed to result in organic growth in the future.”

Conference Call Details

The Company will host a conference call to discuss year end 2019 and Q4 2019 results on Tuesday, March 3, 2020 at 11:00 a.m. EST.

The call-in numbers for participants are:

US Toll Free: 1-800-239-9838
International Toll Free: 1-323-794-2551
Meeting ID Number: 9792727

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed, through its indirect wholly-owned subsidiaries Sleep Management, L.L.C. and Home Sleep Delivered, L.L.C., is a home medical equipment supplier that provides post-acute respiratory care services in the United States. Sleep Management, L.L.C. focuses on disease management and improving the quality of life for respiratory patients through clinical excellence, education, and technology. Its service offerings are based on effective home treatment with respiratory care practitioners providing therapy and counseling to patients in their homes using cutting edge technology. Home Sleep Delivered, L.L.C. focuses on providing in-home sleep testing for sleep apnea sufferers. Visit our website at www.viemed.com.

For further information, please contact:

Glen Akselrod
Bristol Capital
905-326-1888
glen@bristolir.com

Todd Zehnder
Chief Operating Officer
Viemed Healthcare, Inc.
337-504-3802
investorinfo@viemed.com

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”,“believes”, or “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue guidance for the first quarter, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the Company operates; the Company may be subject to significant capital requirements and operating risks; the ability of the Company to implement business strategies and pursue business opportunities; volatility in the market price of shares in the capital of the Company; the Company’s novel business model; the risk that the clinical application of treatments that demonstrate positive results in a study may not be positively replicated or that such test results may not be predictive of actual treatment results or may not result in the adoption of such treatments by providers; the state of the capital markets; the availability of funds and resources to pursue operations; decline of reimbursement rates; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; low profit market segments; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; the failure of third parties to comply with their obligations; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the impact of the restatement and correction of our previously issued financial statements; the identified material weakness in our internal control over financial reporting and our ability to remediate that material weakness; the initiation of legal or regulatory proceedings with respect to the restatement and corrections; the adverse effects on our business, results of operations, financial condition and stock price, as a result of the restatement and correction process; the Company’s status as an emerging growth company and a foreign private issuer; and the occurrence of natural and unnatural catastrophic events and claims resulting from such events; as well as those risk factors discussed or referred to in Viemed’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K, and with the securities regulatory authorities in certain provinces of Canada available at www.sedar.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

Financial Statement Restatements

The following financial information includes certain prior period corrections relating to daily revenue recognition of the Company’s home medical equipment rentals. As the Company concluded that the cumulative effect of such corrections in fiscal year 2019 would materially misstate the Company’s consolidated statement of income for the year ended December 31, 2019, the Company has corrected the errors by restating the Company's financial statements for the year ended December 31, 2018, even though such corrections were and continue to be immaterial to such financial statements. The Company also revised our financial statements for each of the interim periods in the years ended December 31, 2019 and 2018. These corrections do not require that previously filed reports be refiled.

The impact of the corrections resulted in an increase in current assets of $0.13 million, an increase in current liabilities of $2.59 million and a decrease in retained earnings of $2.46 million as of December 31, 2018. The corrections also resulted in reductions of revenue of $0.81 million, selling, general and administrative costs of $0.14 million, net income of $0.67 million and basic and diluted net income per share of $0.02 for the year ended December 31, 2018.

The corrections noted above equally impact the Company’s current U.S. GAAP financial statements as they would have for the Company’s prior financial statements reported under International Financial Reporting Standards (“IFRS”) for the year ended December 31, 2018. The Company has included a more detailed explanation of the corrections, as well as the quarterly impacts for fiscal years 2018 and 2019, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 the "2019 Form 10-K", expected to be filed with the applicable securities regulatory authorities at www.sec.gov and www.sedar.com. The Company has not restated its financial statements for the years ended December 31, 2018 and 2017 prepared under IFRS to correct errors in revenue recognition and as such, those financial statements should be read in conjunction with the December 31, 2019 and 2018 U.S. GAAP financial statements included in the 2019 Form 10-K.

VIEMED HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)

	At December 31, 2019	At December 31, 2018(1)
ASSETS
Current assets
Cash and cash equivalents	$13,355	$10,413
Accounts receivable, net of allowance for doubtful accounts of $7,782 and $4,266 at December 31, 2019 and December 31, 2018, respectively	11,534	8,839
Inventory, net	1,360	2,887
Prepaid expenses and other assets	1,562	952
Total current assets	$27,811	$23,091
Long-term assets
Property and equipment	$54,772	$30,562
Other assets	13	—
Total long-term assets	$54,785	$30,562
TOTAL ASSETS	$82,596	$53,653

LIABILITIES
Current liabilities
Trade payables	$4,700	$5,884
Deferred revenue	3,315	2,590
Income taxes payable	86	152
Accrued liabilities	8,968	7,551
Current portion of lease liabilities	7,093	3,031
Current portion of long-term debt	1,750	—
Warrant conversion liability	—	363
Total current liabilities	$25,912	$19,571
Long-term liabilities
Accrued liabilities	2,317	1,117
Long-term lease liabilities	3,039	394
Long-term debt	7,629	—
Total long-term liabilities	$12,985	$1,511
TOTAL LIABILITIES	$38,897	$21,082

Commitments and Contingencies	—	—

SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 37,952,660 and 37,500,815 issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	$3,366	$71
Additional paid-in capital	6,377	5,390
Accumulated other comprehensive loss	(157)	—
Retained earnings	34,113	27,110
TOTAL SHAREHOLDERS' EQUITY	$43,699	$32,571

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$82,596	$53,653
(1) Includes correction to previously reported amounts to increase prepaid expenses and other assets by $128, increase deferred revenue by $2,590, and decrease retained earnings by $2,462.

VIEMED HEALTHCARE, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)

	Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018(1)	2019	2018(2)
Revenue	$21,448	$18,363	$80,256	$64,464

Cost of revenue	7,205	4,844	24,250	16,689

Gross profit	$14,243	$13,519	$56,006	$47,775

Operating Expenses
Selling, general and administrative	10,174	9,696	41,381	34,304
Research and development	203	—	848	—
Stock-based compensation	908	804	3,886	2,702
Depreciation	211	130	671	588
Loss on disposal of property and equipment	52	(57)	360	54
Other expense	37	31	113	71
Income from operations	$2,658	$2,915	$8,747	$10,056

Non-operating expenses
Unrealized (gain) loss on warrant conversion liability	—	(210)	(363)	205
Interest expense, net of interest income	212	30	314	181

Net income before taxes	2,446	3,095	8,796	9,670
Provision for income taxes	58	127	271	162

Net income	$2,388	$2,968	$8,525	$9,508

Other Comprehensive Income
Change in unrealized loss on derivative instruments, net of tax	79	—	(157)	—
Other Comprehensive Loss	$79	$—	$(157)	$—

Comprehensive Income	$2,467	$2,968	$8,368	$9,508

Net income per share
Basic	$0.06	$0.08	$0.23	$0.25
Diluted	$0.06	$0.07	$0.21	$0.24

Weighted average number of common shares outstanding:
Basic	37,952,660	37,911,054	37,716,864	37,892,118
Diluted	40,148,149	39,945,189	39,747,509	39,677,704
(1) Includes corrections to previously reported amounts to decrease revenue by $126 and decrease selling, general and administrative expenses by $48.
(2) Includes corrections to previously reported amounts to decrease revenue by $807 and decrease selling, general and administrative expenses by $138.

VIEMED HEALTHCARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)

	For the Year Ended December 31,
	2019	2018(1)
Cash flows from operating activities
Net income	$8,525	$9,508
Adjustments for:
Depreciation	6,400	3,783
Change in allowance for doubtful accounts	9,811	6,195
Share-based compensation	3,886	2,702
Unrealized (gain) loss on warrant conversion liability	(363)	205
Loss on disposal of property and equipment	360	54
Net change in working capital
Increase in accounts receivable	(12,506)	(5,253)
Increase in inventory	(306)	(1,254)
Increase in trade payables	783	2,498
Increase in deferred revenue	725	807
Increase in accrued liabilities	2,461	3,586
(Decrease) Increase in income tax payable	(66)	10
Increase in prepaid expenses and other current assets	(623)	(473)
Net cash provided by operating activities	$19,087	$22,368

Cash flows from investing activities
Purchase of property and equipment	(13,385)	(6,114)
Proceeds from sale of property and equipment	574	813
Net cash used in investing activities	$(12,811)	$(5,301)

Cash flows from financing activities
Proceeds from exercise of options	136	—
Proceeds from exercise of warrants	260	4
Proceeds from commercial long-term note for building	4,837	—
Proceeds from term note	5,000	—
Principal payments on notes payable	(67)	—
Principal payments on term note	(391)	—
Shares repurchased and canceled under the Normal Course Issuer Bid	(1,522)	(1,594)
Repayments of lease liabilities	(11,587)	(10,162)
Net cash used in financing activities	$(3,334)	$(11,752)

Net increase in cash and cash equivalents	2,942	5,315
Cash and cash equivalents at beginning of year	10,413	5,098
Cash and cash equivalents at end of period	$13,355	$10,413

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$333	$193
Cash paid during the period for income taxes, net of refunds received	$338	$151
Supplemental disclosures of non-cash transactions
Property and equipment financed through finance leases	$12,011	$8,408
Property and equipment financed through operating leases under FASB ASC 842	$615	$—
(1) Includes corrections to previously reported amounts to decrease net income by $669, increase deferred revenue by $807, and increase other current assets by $138.

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA” which is a non-GAAP financial measure that does not have a standardized meaning prescribed by U.S. GAAP. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, unrealized (gain) loss on warrant conversion liability and stock-based compensation. Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. The following table is a reconciliation of net income, the most directly comparable U.S. GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

VIEMED HEALTHCARE, INC.
Reconciliation of Net Income to Non-GAAP Adjusted EBITDA
(Unaudited)
(Expressed in thousands of U.S. Dollars)

For the quarter ended	December 31, 2019	September 30, 2019(1)	June 30, 2019(1)	March 31, 2019(1)	December 31, 2018(1)	September 30, 2018(1)	June 30, 2018(1)	March 31, 2018(1)
Net income	$2,388	$2,853	$1,326	$1,958	$2,968	$2,219	$2,098	$2,223
Add back:
Depreciation	2,003	1,659	1,444	1,295	1,177	972	893	741
Interest expense	212	56	20	26	30	37	67	47
Unrealized (gain) loss on warrant conversion liability	—	(800)	268	169	(210)	220	123	72
Stock-based compensation	908	1,064	1,034	880	804	672	665	561
Income tax expense	58	51	24	138	127	35	—	—
Adjusted EBITDA	$5,569	$4,883	$4,116	$4,466	$4,896	$4,155	$3,846	$3,644
(1)Net income has been updated to reflect the corrections described in Note 3 and Note 13 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Use of Non-GAAP Financial Measures

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. It is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to revenue or net income (loss), as applicable, or any other performance measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other businesses. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

VIEMED HEALTHCARE, INC.
Key Financial and Operational Information
(Unaudited)
(Expressed in thousands of U.S. Dollars, except vent patients)

For the quarter ended	December 31, 2019	September 30, 2019(4)	June 30, 2019(4)	March 31, 2019(4)	December 31, 2018(4)	September 30, 2018(4)	June 30, 2018(4)	March 31, 2018(4)
Financial Information:
Revenue	$21,448	$20,368	$20,325	$18,115	$18,363	$16,930	$15,208	$13,963
Gross Profit	$14,243	$14,050	$14,639	$13,074	$13,519	$12,829	$11,023	$10,404
Gross Profit %	66%	69%	72%	72%	74%	76%	72%	75%
Net Income	$2,388	$2,853	$1,326	$1,958	$2,968	$2,219	$2,098	$2,223
Cash (As of)	$13,355	$12,630	$7,691	$7,410	$10,413	$10,174	$8,551	$4,634
Total Assets (As of)	$82,596	$79,981	$71,014	$58,718	$53,653	$49,240	$44,256	$40,656
Bad Debt included in SG&A (3)	—	—	—	—	1,532	1,153	1,704	1,806
Adjusted EBITDA(1)	$5,569	$4,883	$4,116	$4,466	$4,896	$4,155	$3,846	$3,644
Operational Information:
Vent Patients(2)	7,759	7,421	7,130	6,393	5,905	5,444	5,078	4,685
(1) Refer to "Non-GAAP Financial Measures" section above for definition of Adjusted EBITDA.
(2) Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.
(3) Previous to ASC 842 adoption, bad debt was presented within selling, general, and administrative cost.
(4) Revenue, gross profit, net income, and total assets have been revised to reflect the corrections as discussed in Note 3 and Note 13 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.